Vringo Closes Financing and Acquisition of Nokia Patent Portfolio

Vringo Announces Second Quarter Conference Call

NEW YORK — August 13, 2012 — Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development, and monetization of mobile technologies and intellectual property, today announced the closing of its previously announced registered direct offering. Vringo has received approximately gross proceeds of approximately $31.2 million from the sale of 9.6 million shares of its common stock in the offering.

As previously announced, Nokia agreed to sell to Vringo a portfolio consisting of over 500 patents and patent applications worldwide. Vringo has used a portion of the proceeds from the offering to fulfill all current payment obligations under the parties' Patent Purchase Agreement. Vringo anticipates receiving assignments of most of the patents and patent applications over the next three months.

Vringo also announced that it will host a conference call to discuss its financial results for the second quarter of 2012 and subsequent events. The details are as follows:

Date: Tuesday, August 14, 2012

Time: 5:00 p.m. Eastern (Vringo recommends dialing in ten minutes in advance)

Domestic: (888) 882-8678

International: (706) 645-4500

Replay (available shortly after conclusion): (855) 859-2056

Confirmation Code: 20623594

The sale and issuance of the shares was made pursuant to a prospectus supplement dated August 9, 2012 and an accompanying prospectus dated August 2, 2012, pursuant to Vringo's effective "shelf" registration statement on Form S-3 (File No. 333-182823), which was filed with the Securities and Exchange Commission on July 24, 2012 and was declared effective on August 2, 2012.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Vringo, Inc. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of over 500 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies. The patents and patent applications have been developed internally, and acquired from Lycos, Inc. and Nokia Corporation. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transform the basic act of making and receiving mobile phone calls into a highly visual, social experience.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"). Investors and stockholders are also urged to read the risk factors set forth in the definitive proxy statement/prospectus filed with the SEC on June 21, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777 (o)

cliff@vringo.com

Media:

Caroline L. Platt

The Hodges Partnership

804-788-1414 (o)

804-317-9061 (m)

cplatt@hodgespart.com